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                                                                    EXHIBIT 10.5

1998 NSO-1                                                     50,000 Shares

                               GALILEO CORPORATION
                             1991 Stock Option Plan
                      Nonstatutory Stock Option Certificate


         Galileo Corporation, Inc. (the "Company"), a Delaware corporation, hereby grants to the person named below an option (the "Option") to purchase shares of Common Stock, $.01 par value of the Company (the "Common Stock") under and subject to the Company's 1991 Stock Option Plan (the "Plan") exercisable on the following terms and conditions and those attached to this certificate:

Name of Optionholder:                                              W. Kip Speyer
Address:                                                     10361 Parkstone Way
                                                      Boca Raton, Florida  33498


Number of Shares:                                                         50,000
Option Price:                                                             $3.875
Date of Grant:                                                 December 31, 1998

Exercisability Schedule:On or after the Date of Grant as to 20,000 shares after September 30, 1999 as to 20,000 additional shares, after September 30, 2000 as to 10,000 additional shares.

Expiration Date:                                               December 31, 2008

         Notwithstanding the foregoing, in the event of a Change in Control of the Company (as defined in Section 3 of the attached terms and conditions), this Option shall become exercisable as to all shares without regard to any deferred exercise period.

         This Option shall not be treated as an Incentive Stock Option under section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         By acceptance of this Option, the Optionholder agrees to the terms and conditions hereof.


                                                     GALILEO CORPORATION


                                                     By: /s/ Josef W. Rokus
                                                         ------------------
                                                         Vice President


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                            [Back of NSO Certificate]

                   GALILEO CORPORATION 1991 STOCK OPTION PLAN


                 NONSTATUTORY STOCK OPTION TERMS AND CONDITIONS


         1. PLAN INCORPORATED BY REFERENCE. This Option is issued under and subject to the terms of the Plan and may be amended as provided in the Plan. Capitalized terms used and not otherwise defined in this certificate have the meanings given to them in the Plan. This certificate does not set forth all of the terms and conditions of the Plan, which are incorporated herein by reference. The Committee administers the Plan and its determinations regarding the operation of the Plan are final and binding.
Copies of the Plan may be obtained upon written request without charge from the Company.


         2. OPTION PRICE. The price to be paid for each share of Common Stock issued upon exercise of the whole or any part of this Option is the Option Price set forth on the first page of this certificate.


         3. EXERCISABILITY SCHEDULE. This Option may be exercised at any time and from time to time for the number of shares and in accordance with the exercisability schedule set forth on the first page of this certificate; provided, however, that in the event of a Change in Control of the Company, this Option shall become exercisable as to all shares without regard to any deferred exercise period. For this purpose, "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to
Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is in fact required to comply therewith; provided that without limitation, a Change in Control shall be deemed to have occurred if:


         (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities;


         (b) during any period of 24 consecutive months (not including any period prior to the date of this Option), individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in subsections (a),
(c) or (d) of this Section 3) whose election by the Board of Directors of the Company or nomination for election by the shareholders of the Company was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority thereof;


         (c) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined above) acquires 40% or more of the combined voting power of the Company's then outstanding securities; or


         (d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.


         This Option may be exercised only for the purchase of whole shares and may not be exercised as to any shares after the Expiration Date.


         4. METHOD OF EXERCISE. To exercise this Option, the Optionholder must deliver written notice of exercise to the Company specifying the number of shares with respect to which the Option is being exercised accompanied by payment of the Option Price for such shares in cash, by certified check or in such other form, including shares of Common Stock valued at their Fair Market Value on the date of delivery, as the Committee may approve. Promptly following such notice, the Company will deliver to the Optionholder a certificate representing the number of shares for which the Option is being exercised.


         5. RIGHTS AS A STOCKHOLDER OR EMPLOYEE. The Optionholder has no rights in shares as to which the Option has not been exercised and payment made as provided above. The Optionholder has no rights to continued employment by the Company or its Affiliates by virtue of the grant of this Option.


         6. RECAPITALIZATION, MERGERS, ETC. As provided in the Plan, in the event of corporate transactions affecting the Company's outstanding Common Stock, the Committee will equitably adjust the number and kind of shares subject to this Option and the exercise price hereunder or make provision for a cash payment. If such transaction involves a consolidation or merger of the Company with another entity, the sale or exchange of all or substantially all of the assets of the Company or a reorganization or liquidation of the Company, then in lieu of the foregoing, the Committee may upon written notice to the Optionholder provide that this Option shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised. In connection with such notice, the Committee may in its discretion accelerate or waive any deferred exercise period.


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         7. OPTION NOT TRANSFERABLE. Except as otherwise permitted by the
Committee, this Option is not transferable by the Optionholder otherwise than by will or the laws of descent and distribution, and is exercisable during the Optionholder's lifetime only by the Optionholder. The naming of a Designated Beneficiary does not constitute a transfer.


         8. EXERCISE OF OPTION AFTER TERMINATION OF EMPLOYMENT. If the Optionholder's status as an employee of the Company or an Affiliate is terminated for any reason other than by disability or death, the Optionholder may exercise the rights which were available to the Optionholder at the time of such termination only within three months from the date of termination. If such status is terminated as a result of disability, such rights may be exercised only within twelve months from the date of termination. Upon the death of the Optionholder, his or her Designated Beneficiary shall in lieu of any other rights hereunder have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights that were available to the Optionholder at the time of death. Notwithstanding the foregoing, no rights under this Option may be exercised after the Expiration Date.


         9. COMPLIANCE WITH SECURITIES LAWS. As a condition to the Optionholder's right to purchase shares of Common Stock hereunder, the Company may, in its discretion, require that (a) the shares of Common Stock reserved for issue upon the exercise of this Option shall have been duly listed, upon official notice of issuance, upon any national securities exchange or automated quotation system on which the Company's Common Stock may then be listed or quoted, (b) either (i) a registration statement under the Securities Act of 1933 with respect to the shares shall be in effect, or (ii) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under that Act and the Optionholder shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (c) such other actions, if any, as counsel for the Company shall consider necessary to comply with any law applicable to the issue of such shares by the Company shall have been taken by the Company or the Optionholder, or both. The certificates representing the shares purchased under this Option may contain such legends as counsel for the Company considers necessary to comply with any applicable law.


         10. PAYMENT OF TAXES. The Optionholder must pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld with respect to the exercise of this Option. The Committee may, in its discretion, require any other Federal or state taxes imposed on the sale of the shares to be paid by the Optionholder. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the exercise of this Option, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Optionholder.


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